EBIX ANNOUNCES A NEW $150,000,000 SYNDICATED SENIOR SECURED CREDIT FACILITY

ATLANTA, GA – August 6, 2014 – Ebix, Inc. (NASDAQ: EBIX) a leading provider of On-Demand software and E-commerce services to the insurance and financial industries, today announced that it has closed on a $150,000,000 credit line as of August 5, 2014, to fund its growth and share repurchase initiatives. The Company signed the credit line with a syndicate of leading financial institutions that include Regions Bank, MUFG Union Bank, N.A., and Silicon Valley Bank, with Regions Bank as administrative agent and collateral agent. Regions Capital Markets, a division of Regions Bank, and MUFG Union Bank served as Joint Lead Arrangers on the transaction.

The Company put the credit facility in place to fund its future acquisition and share repurchase initiatives, as also to provide increased working capital to fund its growth initiatives. The credit line provides the Company with an expanded and flexible credit line, at lower rates than the present credit facility.

Robin Raina, President & CEO, Ebix Inc. said, “We are excited to have the support of leading financial institutions like Regions Bank, MUFG Union Bank, and Silicon Valley Bank, towards funding our future growth and share repurchase initiatives. Their faith in us is a testament to the strength of the fundamentals of Ebix, and I thank them for working with us to create a flexible expanded credit line at competitive affordable rates.”

The new credit facility has the following key components –

•	A five year revolving credit facility for $150,000,000

•	Ebix has the option to request an increase in the Credit Facilities of up to $200,000,000, without Lender approval, subject to receipt of additional lender commitments

The credit facility will bear an interest rate at closing equal to LIBOR plus a LIBOR margin of 1.75%. As of January 1, 2015, the LIBOR margin will be based on a leveraged-based pricing grid. Based on Ebix’s estimates, the leveraged-based pricing grid would have resulted in a LIBOR margin of 1.50% as of closing.

The Company also announced that it now has access to total funds of approximately $150,000,000 to fund any of its working capital or any other growth and share repurchase initiatives. This includes the worldwide cash balances in the bank of approximately $33,000,000 in addition to available credit line of approximately $117,000,000 million after paying off the previous credit line of approximately $33,000,000.

About Regions Financial Corporation

Regions Financial Corporation (NYSE:RF), with $119 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,700 banking offices and 2,000 ATMs. Investment banking and business advisory services are offered through Regions Securities LLC. Member FINRA & SIPC. Additional information about Regions and its full line of products and services can be found at www.regions.com.

About MUFG Union Bank, N.A.

MUFG Union Bank, N.A., is a full-service bank with offices across the United States. We provide a wide spectrum of corporate, commercial, retail banking and wealth management solutions to meet the needs of customers. The bank also offers an extensive portfolio of value-added solutions for customers, including investment banking, personal trust, capital markets, global treasury management, transaction banking and other services. With assets of $108.8 billion (USD), as of June 30, 2014, the bank has strong capital reserves, credit ratings and capital ratios relative to peer banks. MUFG Union Bank is a proud member of the Mitsubishi UFJ Financial Group (NYSE: MTU), one of the world’s largest financial organizations with total assets of approximately ¥258 trillion (JPY) or $2.5 trillion (USD)1, as of March 31, 2014. MUFG Americas Holdings Corporation, the financial holding company and MUFG Union Bank, N.A. have corporate headquarters in New York City.

[1]	Exchange rate of USD=¥102.92 (J-GAAP) as of March 31, 2014

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 35+ offices across Australia, Brazil, Canada, India, New Zealand, Singapore, the US and the UK, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACTS

Investors

Aaron Tikkoo

678-281-2027 or atikkoo@ebix.com